UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 8, 2022

VIZIO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40271	85-4185335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 Tesla Irvine, CA 92618
(Address of Principal Executive Offices and Zip Code)
(949) 428-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VZIO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 8, 2022, the compensation committee (the “Compensation Committee”) of the board of directors of VIZIO Holding Corp. (“VIZIO”) approved the promotion of Michael O’Donnell to Chief Revenue/Strategic Growth Officer, effective January 1, 2022. Mr. O’Donnell has served as Chief Revenue Officer, Platform+ of VIZIO since July 2020, and previously served as Senior Vice President, Platform Business, from September 2019 to July 2020. In connection with Mr. O’Donnell’s promotion, the Compensation Committee approved (i) changes to Mr. O’Donnell’s base salary and cash incentive compensation structure (including the amount of his target cash incentive compensation for each year), which were reflected in an amended and restated confirmatory employment letter entered into between VIZIO and Mr. O’Donnell on February 14, 2022 (the “Restated Letter”), and (ii) grants of equity awards under VIZIO’s Amended and Restated 2017 Incentive Award Plan (the “2017 Plan”) to Mr. O’Donnell, as described below.

Pursuant to the Restated Letter, Mr. O’Donnell’s base salary will increase to $530,000 from $360,000. In addition, his existing cash incentive compensation opportunity (which, for 2021, consisted of a $25,000 quarterly bonus opportunity and a $50,000 quarterly commission opportunity) will be replaced with a bonus opportunity consisting of a portion that is evaluated and paid out on a quarterly basis and a portion that is evaluated and paid out on an annual basis, similar to the bonus opportunities provided to our other executive officers. His target bonus opportunity will be equal to 100% of his base salary, with approximately half allocated to the annual bonus and the remainder allocated equally to each quarterly bonus.

Additionally, in connection with his promotion, Mr. O’Donnell will receive (i) equity awards representing his annual refresh equity award for 2022 (the “2022 Awards”) and (ii) a performance-based stock option to purchase 240,000 shares of VIZIO’s Class A common stock (the “PSO”). The 2022 Awards will consist of (i) an award of restricted stock units, with a grant date fair value of $750,000, and (ii) a time-based stock option to purchase shares of VIZIO’s Class A common stock, with a grant date fair value of $750,000. Each of the 2022 Awards will vest in equal annual installments over a four-year period, subject to Mr. O’Donnell’s continued service. The PSO will vest based on the Platform+ annual net revenue growth in each of 2022, 2023, 2024 and 2025, subject to Mr. O’Donnell’s continued service through the date such growth is determined by the administrator of the 2017 Plan, as follows:

a.as to 12.5% of the option if the Platform+ annual net revenue growth for 2022 is at least 50%;
b.as to 12.5% of the option if the Platform+ annual net revenue growth for 2022 is at least 100%;
c.as to 12.5% of the option if the Platform+ annual net revenue growth for 2023 is at least 25%;
d.as to 12.5% of the option if the Platform+ annual net revenue growth for 2023 is at least 50%;
e.as to 12.5% of the option if the Platform+ annual net revenue growth for 2024 is at least 25%;
f.as to 12.5% of the option if the Platform+ annual net revenue growth for 2024 is at least 50%;
g.as to 12.5% of the option if the Platform+ annual net revenue growth for 2025 is at least 25%; and
h.as to 12.5% of the option if the Platform+ annual net revenue growth for 2025 is at least 50%.

The foregoing description of the Restated Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description

10.1	Amended and Restated Confirmatory Employment Letter, dated as of February 14, 2022, between VIZIO Holding Corp. and Michael O’Donnell.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VIZIO HOLDING CORP.

Date: February 14, 2022	By:	/s/ Jerry Huang
Jerry C. Huang
General Counsel